                                                                      Exhibit 23


                        Consent of Independent Auditors


     We consent to the incorporation by reference of our report dated December 10, 1993, with respect to the consolidated financial statements and schedules of Commercial Intertech Corp. and subsidiaries included in this Annual Report (Form 10-K) for the year ended October 31, 1993, in the Prospectuses contained in the following Registration Statements:

Registration
   Number                Description                          Filing Date
- ------------             -----------                          -----------
   2-66710     Savings and Stock Purchase Plan for
                  Employees of Commercial Shearing, Inc.
                  - Form S-8 Registration Statement          June 23, 1986

   2-62512     Commercial Shearing, Inc. Stock Option
                  and Award Plan of 1985 - Forms S-8 and
                  S-3 Registration Statement                 April 24, 1986

   33-25795    Non-Qualified Stock Purchase Plan of
                  Commercial Intertech Corp. - Form S-8
                  Registration Statement                     Nov. 29, 1988

   33-29980    Commercial Intertech Corp. Stock Option and
                  Award Plan of 1989 including Pre-Effective
                  Amendment No. 1 to Form S-8 Registration
                  Statement filed July 24, 1989              July 10, 1989

   33-43907    Commercial Intertech Corp. Retirement Stock
                  Ownership and Savings Plan - Form S-8
                  Registration Statement                     Nov. 13, 1991



                                             Ernst & Young

Cleveland, Ohio
January 21, 1994





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